SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     July 10, 2008
                     Date of Report
           (Date of Earliest Event Reported)

            GREENLIGHT ACQUISITION CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

                  1504 R Street, N.W.
                 Washington, D.C. 20009
         (Address of Principal Executive Offices)

                    202/387-5400
            (Registrant's Telephone Number)

 Delaware                000-53259          20--5572576
 (State or other        (Commission        (IRS Employer
 jurisdiction           File Number)      Identification No.)
 of incorporation)

Item 5.03 Amendments to Articles of Incorporation or Bylaws.


     Subsequent to the filing of the Registrant's original Form 10, it was informed that another company was using the tradename Greenlight. Consequently on July 10, 2008, Company filed an amendment to its Certificate of Incorporation with the State of Delaware and changed its name from Greenlight Acquisition Corporation to Greenmark Acquisition Corporation.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                           GREENMARK ACQUISITION CORPORATION


				/s/ James Cassidy

Date: September 12, 2008           Authorized Officer